Designated Filer: Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:   NYFIX, Inc. (NYFX)
Date of Event Requiring Statement:    December 31, 2008

                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES


WARBURG PINCUS IX, LLC

By:  Warburg Pincus Partners, LLC, its Sole Member,
     By:  Warburg Pincus & Co., its Managing Member

By:  /s/ Scott A. Arenare
     ------------------------------                    Date:   January 5, 2009
     Name:   Scott A. Arenare
     Title:  Partner

WARBURG PINCUS PARTNERS, LLC

By:  Warburg Pincus & Co., its Managing Member

By:  /s/ Scott A. Arenare
     ------------------------------                    Date:   January 5, 2009
     Name:   Scott A. Arenare
     Title:  Partner

WARBURG PINCUS LLC

By:  /s/ Scott A. Arenare
     ------------------------------                    Date:   January 5, 2009
     Name:   Scott A. Arenare
     Title:  Managing Director


 WARBURG PINCUS & CO.


By:  /s/ Scott A. Arenare
     ------------------------------                    Date:   January 5, 2009
     Name:  Scott A. Arenare
     Title:  Partner


By:  /s/ Scott A. Arenare
     ------------------------------                    Date:   January 5, 2009
     Name:  Charles R. Kaye
     Title: Scott A. Arenare, Attorney-in-Fact*


By:  /s/ Scott A. Arenare
     ------------------------------                    Date:   January 5, 2009
     Name:  Charles R. Kaye
     Title: Scott A. Arenare, Attorney-in-Fact**

* Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders